Exhibit 99.1

NEWS RELEASE

STEWART INFORMATION SERVICES CORP. P.O. Box 2029 Houston, Texas 77252-2029 www.stewart.com	CONTACT Kathryn Bass Investor Relations (713) 625-8633

Stewart Reports Second Quarter 2026 Results

•	Total revenues of $899.2 million ($895.8 million on an adjusted basis) compared to $722.2 million ($721.5 million on an adjusted basis) in the prior year quarter

•	Net income of $37.2 million ($42.9 million on an adjusted basis) compared to net income of $31.9 million ($38.0 million on an adjusted basis) in the prior year quarter

•	Diluted EPS of $1.21 ($1.39 on an adjusted basis) compared to prior year quarter diluted EPS of $1.13 ($1.34 on an adjusted basis)

HOUSTON, July 22, 2026 - Stewart Information Services Corporation (NYSE: STC) today reported net income attributable to Stewart of $37.2 million ($1.21 per diluted share) for the second quarter 2026, compared to net income attributable to Stewart of $31.9 million ($1.13 per diluted share) for the second quarter 2025. On an adjusted basis, net income for the second quarter 2026 was $42.9 million ($1.39 per diluted share) compared to net income of $38.0 million ($1.34 per diluted share) in the second quarter 2025. Pretax income before noncontrolling interests for the second quarter 2026 was $55.1 million ($62.8 million on an adjusted basis) compared to $46.8 million ($54.9 million on an adjusted basis) for the second quarter 2025.

Second quarter 2026 results included $3.4 million of pretax net realized and unrealized gains, which were primarily related to net gains from fair value changes of equity securities investments recorded in the title segment. Second quarter 2025 results included $0.7 million of pretax net realized and unrealized gains, which primarily resulted from $2.4 million of net unrealized gains on fair value changes of equity securities investments, partially offset by a $1.2 million acquisition liability adjustment loss in the title segment.

“We continued to build on our momentum in the second quarter and delivered another quarter of strong revenue results,” commented Fred Eppinger, chief executive officer. “Though the housing market faces continued headwinds, we remain dedicated to growing each of our businesses and delivering best-in-class service to our customers.”

Selected Financial Information

Summary results of operations are as follows (dollars in millions, except per share amounts, pretax margin and adjusted pretax margin, and amounts may not add as presented due to rounding):

	Quarter Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Total revenues	899.2	722.2	1,680.5	1,334.2
Pretax income before noncontrolling interests	55.1	46.8	78.7	52.7
Income tax expense	(13.3)	(11.1)	(17.9)	(11.6)
Net income attributable to noncontrolling interests	(4.5)	(3.7)	(6.6)	(6.1)
Net income attributable to Stewart	37.2	31.9	54.2	35.0
Non-GAAP adjustments, after taxes*	5.7	6.0	12.8	9.9
Adjusted net income attributable to Stewart*	42.9	38.0	66.9	44.9
Pretax margin	6.1%	6.5%	4.7%	3.9%
Adjusted pretax margin*	7.0%	7.6%	5.7%	5.0%
Net income per diluted Stewart share	1.21	1.13	1.76	1.24
Adjusted net income per diluted Stewart share*	1.39	1.34	2.17	1.59

*Adjusted net income, adjusted pretax margin and adjusted net income per diluted share are non-GAAP measures. See Appendix A for explanation and reconciliation of non-GAAP adjustments.

Title Segment

Summary results of the title segment are as follows (dollars in millions, except pretax margin and adjusted pretax margin):

	Quarter Ended June 30,
	2026	2025	% Change
Operating revenues	683.6	592.5	15%
Investment income	14.8	16.2	(9)%
Net realized and unrealized gains	3.4	0.8	348%
Pretax income	48.6	49.3	(1)%
Non-GAAP adjustments to pretax income*	(0.7)	2.6	(127)%
Adjusted pretax income*	47.9	51.9	(8)%
Pretax margin	6.9%	8.1%
Adjusted pretax margin*	6.9%	8.5%

* Adjusted pretax income and adjusted pretax margin are non-GAAP financial measures. See Appendix A for explanation and reconciliation of non-GAAP adjustments.

Title segment operating revenues increased $91.1 million (15 percent) in the second quarter 2026 compared to the second quarter 2025, primarily resulting from strong performance by our direct and agency title operations. Direct title revenues improved $15.3 million (5 percent), primarily due to increased domestic commercial transaction volume, while gross agency title revenues increased $75.8 million (25 percent). Net of agency retention, agency title revenues increased $13.0 million (26 percent), consistent with the gross agency revenue growth.

The title segment’s combined employee costs and other operating expenses increased $29.6 million (11 percent) in the second quarter 2026 compared to the prior year quarter, primarily driven by higher salaries and employee benefits, incentive compensation, and title outside search and service fees. As a percentage of title operating revenues, these expenses improved to 45 percent from 47 percent in the prior year quarter primarily due to higher title operating revenues. Title loss expense, as a percentage of title operating revenues, improved to 3.2 percent in the second quarter 2026 from 3.6 percent in the prior year quarter, primarily due to continued overall favorable claims experience.

Investment income decreased $1.4 million (9 percent) in the second quarter 2026, primarily driven by lower earned interest from eligible escrow balances resulting from lower interest rates and escrow balances compared to the second quarter 2025. In addition to the above net realized and unrealized gains, the title segment’s adjusted pretax income for the second quarters 2026 and 2025 included total other non-GAAP adjustments of $2.7 million and $3.4 million, respectively, primarily related to acquisition intangible asset amortization expenses (refer to Appendix A for details).

Direct title revenues information is presented below (dollars in millions):

	Quarter Ended June 30,
	2026	2025	% Change
Non-commercial:
Domestic	177.9	179.6	(1)%
International	31.0	29.7	4%
	208.9	209.3	0%
Commercial:
Domestic	89.8	74.6	20%
International	7.9	7.4	7%
	97.7	82.0	19%
Total direct title revenues	306.6	291.3	5%

Domestic commercial revenues increased $15.2 million (20 percent) in the second quarter 2026, driven by higher commercial transaction volume across energy and other asset classes, as well as larger data center transactions. Domestic commercial closed orders improved 21 percent, while the average domestic commercial fee per file remained relatively consistent with the prior year quarter at $16,900, primarily due to asset class mix. Domestic non-commercial revenues were comparable to the second quarter 2025, as lower non-commercial transactions were offset by a higher average domestic residential fee per file in the second quarter 2026. The average domestic residential fee per file improved 10 percent to $3,200 in the second quarter 2026. Total international revenues increased $1.8 million (5 percent) in the second quarter 2026 compared to the prior year quarter, primarily due to higher transaction volumes.

Real Estate Solutions Segment

Summary results of the real estate solutions (RES) segment are as follows (dollars in millions, except pretax margin and adjusted pretax margin):

	Quarter Ended June 30,
	2026	2025	% Change
Revenues	197.4	112.7	75%
Pretax income	18.5	6.7	174%
Non-GAAP adjustments to pretax income*	8.3	5.5	52%
Adjusted pretax income*	26.8	12.2	119%
Pretax margin	9.4%	6.0%
Adjusted pretax margin*	13.6%	10.9%

* Adjusted pretax income and adjusted pretax margin are non-GAAP financial measures. See Appendix A for an explanation and reconciliation of non-GAAP adjustments.

Segment revenues increased $84.7 million (75 percent) in the second quarter 2026 compared to the second quarter 2025, primarily driven by our recently acquired MCS business and higher revenues from credit information and valuation services. Combined employee costs and other operating expenses increased $70.4 million (71 percent), primarily due to higher costs of services associated with revenue growth and increased employee count. Non-GAAP adjustments to pretax income in both second quarters 2026 and 2025 were primarily related to acquisition intangible asset amortization expenses. Additionally, second quarter 2026 adjustments included MCS integration costs.

Corporate Segment

Net expenses attributable to corporate operations for the second quarter 2026 increased to $12.0 million from $9.2 million in the second quarter 2025, primarily due to higher interest expense on increased debt balances.

Expenses

Consolidated employee costs increased $32.9 million (16 percent) in the second quarter 2026 compared to the prior year quarter, primarily due to higher salaries and employee benefit expenses resulting from a 17 percent higher average employee count, and increased incentive compensation consistent with improved operating results. As a percentage of total operating revenues, consolidated employee costs improved to 27.4 percent in the second quarter 2026, compared to 29.5 percent in the prior year quarter, primarily due to higher operating revenues.

Consolidated other operating expenses increased $67.5 million (39 percent) in the second quarter 2026 compared to the prior year quarter, primarily driven by higher real estate solutions service expenses and higher title outside search and services fees expenses associated with operating revenue growth. As a percentage of total operating revenues, consolidated other operating expenses increased to 27.4 percent from 24.6 percent in the prior year quarter, primarily due to increased real estate solutions service expenses in the second quarter 2026.

Other

Net cash provided by operations improved to $60.5 million in the second quarter 2026, compared to $53.4 million in the prior year quarter, primarily driven by higher net income.

Second Quarter Earnings Call

Stewart will hold a conference call to discuss the second quarter 2026 earnings at 8:30 a.m. Eastern Time on Thursday, July 23, 2026. To participate, dial 800-420-1459 (USA) or 203-518-9861 (International) – access code STCQ226. Additionally, participants can listen to the conference call through Stewart’s Investor Relations website at https://investors.stewart.com/news-and-events/events/default.aspx. The conference call replay will be available from 11:00 a.m. Eastern Time on July 23, 2026 until midnight on July 30, 2026 by dialing (800) 839-9307 (USA) or (402) 220-6085 (International).

About Stewart

Stewart (NYSE-STC) is a global real estate services company, offering products and services through our direct operations, network of Stewart Trusted Providers™ and family of companies. From residential and commercial title insurance and closing and settlement services to specialized offerings for the mortgage and real estate industries, we offer the comprehensive service, deep expertise and solutions our customers need for any real estate transaction. At Stewart, we are dedicated to becoming the premier title services company and we are committed to doing so by partnering with our customers to create mutual success. Learn more at stewart.com.

Cautionary statement regarding forward-looking statements. Certain statements in this press release are "forward-looking statements", including statements related to Stewart’s future business plans and expectations, including our plans to achieve market growth and pretax margin improvements. Forward-looking statements, by their nature, are subject to various risks and uncertainties that could cause our actual results to differ materially. Such risks and uncertainties include the volatility of general economic conditions, including economic changes that may result from new or increased tariffs, trade restrictions or geopolitical tensions, and adverse changes in the level of real estate activity, as well as a number of other risks and uncertainties discussed in detail in our documents filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2025, and if applicable, as supplemented by any risk factors contained in our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K filed subsequently. We expressly disclaim any obligation to update, amend or clarify any forward-looking statements contained in this press release to reflect events or circumstances that may arise after the date hereof, except as may be required by applicable law.

ST-IR

STEWART INFORMATION SERVICES CORPORATION

CONDENSED STATEMENTS OF INCOME

(In thousands of dollars, except per share amounts and except where noted)

	Quarter Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues:
Title revenues:
Direct title	306,590	291,262	576,767	522,942
Agency title	377,036	301,285	710,042	568,803
Real estate solutions	197,347	112,650	358,718	209,727
Total operating revenues	880,973	705,197	1,645,527	1,301,472
Investment income	14,839	16,257	28,691	28,913
Net realized and unrealized gains	3,426	727	6,328	3,780
	899,238	722,181	1,680,546	1,334,165
Expenses:
Amounts retained by agencies	314,890	252,112	591,032	473,489
Employee costs	241,061	208,209	462,159	394,019
Other operating expenses	241,051	173,527	458,570	334,439
Title losses and related claims	22,066	21,454	40,508	39,156
Depreciation and amortization	17,634	15,150	34,488	30,472
Interest	7,439	4,953	15,067	9,914
	844,141	675,405	1,601,824	1,281,489
Income before taxes and noncontrolling interests	55,097	46,776	78,722	52,676
Income tax expense	(13,346)	(11,141)	(17,902)	(11,625)
Net income	41,751	35,635	60,821	41,051
Less net income attributable to noncontrolling interests	4,534	3,713	6,639	6,052
Net income attributable to Stewart	37,217	31,922	54,181	34,999

Net earnings per diluted share attributable to Stewart	1.21	1.13	1.76	1.24
Diluted average shares outstanding (000)	30,853	28,330	30,833	28,337

Selected financial information:
Net cash provided by operations	60,499	53,428	56,009	23,501
Other comprehensive (loss) income	(1,194)	14,454	(6,645)	20,825

Second Quarter Domestic Order Counts:

Opened Orders 2026:	April	May	June	Total	Closed Orders 2026:	April	May	June	Total
Commercial	2,353	1,836	1,814	6,003	Commercial	2,035	1,612	1,677	5,324
Purchase	17,469	16,648	17,034	51,151	Purchase	11,494	11,587	12,789	35,870
Refinancing	7,239	6,376	6,567	20,182	Refinancing	4,915	4,145	4,116	13,176
Other	4,604	2,962	7,645	15,211	Other	1,849	3,206	1,884	6,939
Total	31,665	27,822	33,060	92,547	Total	20,293	20,550	20,466	61,309

Opened Orders 2025:	April	May	June	Total	Closed Orders 2025:	April	May	June	Total
Commercial	1,612	1,326	1,588	4,526	Commercial	1,472	1,444	1,499	4,415
Purchase	18,050	17,785	16,958	52,793	Purchase	11,491	12,156	12,239	35,886
Refinancing	7,010	6,188	6,538	19,736	Refinancing	4,424	3,989	3,752	12,165
Other	5,232	4,666	2,693	12,591	Other	5,729	6,503	1,896	14,128
Total	31,904	29,965	27,777	89,646	Total	23,116	24,092	19,386	66,594

STEWART INFORMATION SERVICES CORPORATION

CONDENSED BALANCE SHEETS

(In thousands of dollars)

	June 30, 2026	December 31, 2025
Assets:
Cash and cash equivalents	261,631	321,775
Short-term investments	46,887	47,899
Investments in debt and equity securities, at fair value	606,381	606,170
Receivables, net	227,670	190,064
Property and equipment, net	98,204	85,330
Operating lease assets, net	108,499	106,034
Title plants	81,711	81,670
Goodwill	1,293,831	1,271,958
Intangible assets, net of amortization	321,623	325,135
Deferred tax assets	7,900	7,656
Other assets	237,170	209,114
	3,291,507	3,252,805
Liabilities:
Notes payable	646,742	646,606
Accounts payable and accrued liabilities	270,447	255,852
Operating lease liabilities	124,236	122,153
Estimated title losses	519,219	524,473
Deferred tax liabilities	58,080	53,323
	1,618,724	1,602,407
Stockholders’ equity:
Common Stock and additional paid-in capital	527,781	520,243
Retained earnings	1,166,857	1,145,415
Accumulated other comprehensive loss	(28,553)	(21,908)
Treasury stock	(2,666)	(2,666)
Stockholders’ equity attributable to Stewart	1,663,419	1,641,084
Noncontrolling interests	9,364	9,314
Total stockholders’ equity	1,672,783	1,650,398
	3,291,507	3,252,805

Number of shares outstanding (000)	30,450	30,223
Book value per share	54.63	54.30

STEWART INFORMATION SERVICES CORPORATION

SEGMENT INFORMATION

(In thousands of dollars)

Quarter Ended:	June 30, 2026				June 30, 2025
	Title	Real Estate Solutions	Corporate	Total	Title	Real Estate Solutions	Corporate	Total
Revenues:
Operating revenues	683,626	197,347	-	880,973	592,547	112,650	-	705,197
Investment income	14,794	45	-	14,839	16,233	24	-	16,257
Net realized and unrealized gains (losses)	3,443	-	(17)	3,426	768	-	(41)	727
	701,863	197,392	(17)	899,238	609,548	112,674	(41)	722,181
Expenses:
Amounts retained by agencies	314,890	-	-	314,890	252,112	-	-	252,112
Employee costs	212,305	25,404	3,352	241,061	189,549	15,437	3,223	208,209
Other operating expenses	95,104	144,552	1,395	241,051	88,252	84,072	1,203	173,527
Title losses and related claims	22,066	-	-	22,066	21,454	-	-	21,454
Depreciation and amortization	8,442	8,950	242	17,634	8,443	6,424	283	15,150
Interest	456	3	6,980	7,439	424	-	4,529	4,953
	653,263	178,909	11,969	844,141	560,234	105,933	9,238	675,405
Income (loss) before taxes	48,600	18,483	(11,986)	55,097	49,314	6,741	(9,279)	46,776

Six Months Ended:	June 30, 2026				June 30, 2025
	Title	Real Estate Solutions	Corporate	Total	Title	Real Estate Solutions	Corporate	Total
Revenues:
Operating revenues	1,286,809	358,718	-	1,645,527	1,091,745	209,727	-	1,301,472
Investment income	28,616	75	-	28,691	28,855	58	-	28,913
Net realized and unrealized gains (losses)	6,528	-	(200)	6,328	3,823	-	(43)	3,780
	1,321,953	358,793	(200)	1,680,546	1,124,423	209,785	(43)	1,334,165
Expenses:
Amounts retained by agencies	591,032	-	-	591,032	473,489	-	-	473,489
Employee costs	407,672	47,764	6,723	462,159	358,036	29,172	6,811	394,019
Other operating expenses	191,584	264,207	2,779	458,570	174,759	157,015	2,665	334,439
Title losses and related claims	40,508	-	-	40,508	39,156	-	-	39,156
Depreciation and amortization	16,681	17,307	500	34,488	17,057	12,796	619	30,472
Interest	911	8	14,148	15,067	846	2	9,066	9,914
	1,248,388	329,286	24,150	1,601,824	1,063,343	198,985	19,161	1,281,489
Income (loss) before taxes	73,565	29,507	(24,350)	78,722	61,080	10,800	(19,204)	52,676

Appendix A

Non-GAAP Adjustments

Management uses a variety of financial and operational measurements other than its financial statements prepared in accordance with United States Generally Accepted Accounting Principles (GAAP) to analyze its performance. These include: (1) adjusted revenues, which are reported revenues adjusted for net realized and unrealized gains and losses and (2) adjusted pretax income and adjusted net income, which are reported pretax income and reported net income after earnings from noncontrolling interests, respectively, adjusted for net realized and unrealized gains and losses, acquired intangible asset amortization, acquisition integration expenses (in connection with integration of our MCS acquisition), and severance expenses. Adjusted diluted earnings per share (adjusted diluted EPS) is calculated using adjusted net income divided by the diluted average weighted outstanding shares. Adjusted pretax margin is calculated using adjusted pretax income divided by adjusted total revenues. Management views these measures as important performance measures of core profitability for its operations and as key components of its internal financial reporting. Management believes investors benefit from having access to the same financial measures that management uses.

Below are reconciliations of the non-GAAP financial measures used by management to the most directly comparable GAAP measures for the quarter and six months ended June 30, 2026 and 2025 (dollars in millions, except shares, per share amounts and pretax margins, and amounts may not add as presented due to rounding).

	Quarter Ended June 30,			Six Months Ended June 30,
	2026	2025	% Chg	2026	2025	% Chg
Total revenues	899.2	722.2	25%	1,680.5	1,334.2	26%
Non-GAAP revenue adjustment:
Net realized and unrealized gains	(3.4)	(0.7)		(6.3)	(3.8)
Adjusted total revenues	895.8	721.5	24%	1,674.2	1,330.4	26%
Net realized and unrealized gains:
Net unrealized gains on equity securities fair value changes	3.1	2.4		6.5	5.6
Net gains (losses) on sale of securities investments	0.3	(0.1)		0.3	(0.4)
Net losses from acquisition liability adjustments	-	(1.2)		-	(1.0)
Other items, net	-	(0.4)		(0.5)	(0.4)
Total	3.4	0.7	371%	6.3	3.8	67%

Pretax income	55.1	46.8	18%	78.7	52.7	49%
Non-GAAP pretax adjustments:
Net realized and unrealized gains	(3.4)	(0.7)		(6.3)	(3.8)
Acquired intangible asset amortization	9.9	8.3		19.3	16.6
Acquisition integration expenses	1.2	-		3.7	-
Office closure and severance expenses	-	0.6		0.6	0.6
Adjusted pretax income	62.8	54.9	14%	96.0	66.1	45%
GAAP pretax margin	6.1%	6.5%		4.7%	3.9%
Adjusted pretax margin	7.0%	7.6%		5.7%	5.0%

Net income attributable to Stewart	37.2	31.9	17%	54.2	35.0	55%
Non-GAAP pretax adjustments:
Net realized and unrealized gains	(3.4)	(0.7)		(6.3)	(3.8)
Acquired intangible asset amortization	9.9	8.3		19.3	16.6
Acquisition integration expenses	1.2	-		3.7	-
Office closure and severance expenses	-	0.6		0.6	0.6
Net tax effects of non-GAAP adjustments	(2.0)	(2.1)		(4.5)	(3.5)
Non-GAAP adjustments, after taxes	5.7	6.0		12.8	9.9
Adjusted net income attributable to Stewart	42.9	38.0	13%	66.9	44.9	49%

Diluted average shares outstanding (000)	30,853	28,330		30,833	28,337
GAAP net income per share	1.21	1.13		1.76	1.24
Adjusted net income per share	1.39	1.34		2.17	1.59

	Quarter Ended June 30,			Six Months Ended June 30,
	2026	2025	% Chg	2026	2025	% Chg
Title Segment:
Revenues	701.9	609.5	15%	1,322.0	1,124.4	18%
Net realized and unrealized gains	(3.4)	(0.8)		(6.5)	(3.8)
Adjusted revenues	698.4	608.8	15%	1,315.4	1,120.6	17%

Pretax income	48.6	49.3	(1)%	73.6	61.1	20%
Non-GAAP pretax adjustments:
Net realized and unrealized gains	(3.4)	(0.8)		(6.5)	(3.8)
Acquired intangible asset amortization	2.7	2.8		5.5	5.6
Office closure and severance expenses	-	0.6		0.6	0.6
Adjusted pretax income	47.9	51.9	(8)%	73.1	63.5	15%
GAAP pretax margin	6.9%	8.1%		5.6%	5.4%
Adjusted pretax margin	6.9%	8.5%		5.6%	5.7%

Real Estate Solutions Segment:
Revenues	197.4	112.7	75%	358.8	209.8	71%

Pretax income	18.5	6.7	174%	29.5	10.8	173%
Non-GAAP pretax adjustment:
Acquired intangible asset amortization	7.2	5.5		13.9	11.0
Acquisition integration expenses	1.2	-		3.7	-
Adjusted pretax income	26.8	12.2	119%	47.0	21.8	116%
GAAP pretax margin	9.4%	6.0%		8.2%	5.1%
Adjusted pretax margin	13.6%	10.9%		13.1%	10.4%